Exhibit 10.1

Unofficial Translation from Hebrew

Irrevocable Undertaking

Entered into and executed in Tel Aviv on February 21, 2018

We, Anatoly Hurgin and Alexander Aurovsky, the controlling shareholders of Ability Inc. (the “Controlling Shareholders” and the “Company”, respectively), hereby irrevocably and unconditionally confirm and undertake to the Company as follows:

1.	To make available on March 1, 2018 to the Company a line of credit in the amount of 3 (three) million United States dollars (the “Line of Credit”) through a bank in Israel for a period of no less than six months in favor of a subsidiary of the Company, Ability Computer & Software Industries Ltd., until 1 September 2018 (the “Credit Line Period”).

2.	Alternatively, if the provision of the Line of Credit will not be possible or for other considerations, to provide the Company with a shareholders’ loan in the same amount and for an identical term to the Line of Credit (the “Loan”), subject to the terms of a definitive loan agreement.

3.	The Line of Credit or the Loan will be provided under the following conditions: the Line of Credit or the Loan will not bear any interest whatsoever; the Controlling Shareholders may not demand repayment of the amounts of the Line of Credit or the Loan; the Controlling Shareholders are not permitted to reduce or otherwise impair the Line of Credit or the Loan.

4.	At the end of the term of the Credit Line or the Loan, the Company's board of directors will examine whether repayment of the Line of Credit or the Loan compromises the Company's ability to meet all of its obligations for the 12-month period following repayment (the “Resolution Regarding the Necessity of the Controlling Shareholders’ Support”). The Controlling Shareholders undertake to renew the Line of Credit or to extend the Loan on the same terms for an additional period of not less than six months after the Credit Line Period or the Loan expires, according to the board of directors’ Resolution Regarding the Necessity of the Controlling Shareholders’ Support.

5.	This undertaking shall remain in full force and shall not be revoked in the event of an extension, delay, change or other relief which the board of directors of the Company shall grant the Controlling Shareholders, if it deems it appropriate in its sole discretion for performing its obligations under this undertaking.

6.	The statements in this undertaking are intended to add, not derogate nor replace any other undertaking that we have assumed upon ourselves towards the Company in any other document, whether made before or after the date of this undertaking.

In witness thereof we have signed:

Anatoly Hurgin	[Redacted]	02/21/2018	/s/ Anatoly Hurgin
	ID number	Date	Signature

Alexander Aurovsky	[Redacted]	02/21/2018	/s/ Alexander Aurovsky
	ID number	Date	Signature
Company Confirmation
We hereby certify the receipt of this document signed by the Controlling Shareholders and agree to its content.

[seal:] Ability Inc. Tel Aviv Israel		Avi Levin
/s/ Avi Levin

[Redacted] 2/21/2018